EXHIBIT 23.1

[MERDINGER, FRUCHTER, ROSEN & COMPANY, INC.]

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference and use in the Annual Report on Form 10-KSB, under the Securities and Exchange Act of 1934, of our report dated May 10, 2002, on the consolidated financial statements of PTS, Inc. and Subsidiary for the year ended December 31, 2001.

/s/
MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
Certified Public Accountants

New York, New York
May 22, 2003